                                                                             Exhibit 2.3 (b)

                                         $200,000,000

                               SUN INTERNATIONAL HOTELS LIMITED
                            SUN INTERNATIONAL NORTH AMERICA, INC.

                          8 7/8% Senior Subordinated Notes due 2011

                                      PURCHASE AGREEMENT

                                         May 9, 2002

                                      PURCHASE AGREEMENT

                                                                                   May 9, 2002

BEAR, STEARNS & CO. INC.
DEUTSCHE BANK SECURITIES INC.
CIBC WORLD MARKETS CORP.
BANC OF AMERICA SECURITIES LLC
WELLS FARGO BROKERAGE SERVICES, LLC
J.P. MORGAN SECURITIES INC.

        c/o Bear, Stearns & Co. Inc.
        383 Madison Avenue
        New York, New York 10179

Ladies and Gentlemen:

               Sun International Hotels Limited, an international business company organized under the laws of the Commonwealth of The Bahamas ("Sun International"), and Sun
International North America, Inc., a Delaware corporation and a wholly owned subsidiary of
Sun International ("SINA" and, collectively with Sun International, the "Issuers"), propose, subject to the terms and conditions stated herein, to issue and sell to you (the "Initial
Purchasers") $200,000,000 aggregate principal amount of their 8 7/8% Senior Subordinated
Notes due 2011 (the "Offered Securities"), to be issued pursuant to an indenture dated
August 14, 2001 (the "Original Indenture") by and among the Issuers, the Guarantors signatory thereto (the "Original Guarantors") and The Bank of New York, as trustee (the
"Trustee"), as amended by a Supplemental Indenture dated September 19, 2001 (the "First
Supplemental Indenture") by and among the Issuers, the Guarantors signatory thereto (the
"Additional Guarantors," and together with the Original Guarantors, the "Guarantors").  In connection with the issuance of the Offered Securities, the Original Indenture will be further amended by a Second Supplemental Indenture, dated on or prior to the Closing Date
(as defined below) (the "Second Supplemental Indenture"), by and among the Issuers, the
Guarantors and the Trustee.  The Original Indenture, as amended by the First Supplemental
Indenture and the Second Supplemental Indenture, is referred to herein as the "Indenture."
Other than with respect to restrictions on transfer, the Offered Securities will have identical terms as the Issuers' 8 7/8% Senior Subordinated Notes due 2011 issued and outstanding pursuant to the Indenture (the "Original Securities," and, together with the
Offered Securities, the "Securities").  The Offered Securities will be guaranteed (the
"Guarantees") by the Guarantors pursuant to the Indenture.  Unless the context requires otherwise, all references herein to the Offered Securities shall be deemed to include the
Guarantees.

               The Offered Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption therefrom.  The Issuers will prepare an offering memorandum in form and substance substantially comparable to the Offering Memorandum dated August 9, 2001 prepared in connection with the offering of the Original Securities (such offering memorandum, in the form first furnished to the Initial Purchasers for use in connection with the offering of the Offered Securities, being hereinafter referred to as the "Offering
Memorandum"), setting forth information regarding the Issuers and the Offered Securities.
Each Issuer hereby confirms that, on or prior to the Delivery Date (as defined below), it shall have authorized the use of the Offering Memorandum in connection with the offering and resale of the Offered Securities.

               The Issuers understand that you propose to make an offering of the Offered
Securities on the terms to be set forth in the Offering Memorandum, as soon as you deem advisable after this Agreement has been executed as delivered, (i) to persons in the United
States whom you reasonably believe to be qualified institutional buyers ("Qualified
Institutional Buyers") as defined in Rule 144A promulgated by the Securities and Exchange
Commission (the "Commission") under the Act, as such rule may be amended from time to time
("Rule 144A"), in a transaction under Rule 144A and (ii) to non-"U.S. persons" (as defined in Regulation S under the Act).

               The Initial Purchasers and their direct and indirect transferees of the
Offered Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights
                                             ---------
Agreement"), pursuant to which the Issuers and the Guarantors have agreed, among other things, to file a registration statement (the "Registration Statement") with the Commission registering the Offered Securities or the Exchange Securities (as defined in the
Registration Rights Agreement) under the Act.  The Exchange Securities will be treated as the same class of securities as the Series B Securities (as defined in the Indenture) for all purposes under the Indenture.

               1.  Representations and Warranties of the Issuers and the Guarantors.  Each of
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the Issuers and Guarantors, jointly and severally, represents and warrants to, and agrees with, you that:

                      (a)  As of its date and as of the Closing Date (as defined herein), the
Offering Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and
                                            --------  -------
warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the
Issuers by such Initial Purchaser in writing for use in the Offering Memorandum (or any supplement or amendment thereto) and set forth in a letter between the Issuers and the
Initial Purchasers dated as of the date of the Offering Memorandum (the "Initial Purchasers'
Information").  The Issuers and the Initial Purchasers acknowledge for all purposes under this Agreement (including this paragraph and Section 6 hereof) that the Initial Purchasers'
Information is or will constitute the only information furnished to the Issuers by or on behalf of any Initial Purchaser expressly for use in the Offering Memorandum and that the
Initial Purchasers shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Initial Purchasers.

                      (b)  Each Issuer and Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted or is proposed to be conducted (as will be discussed in the
Offering Memorandum) and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, have a material adverse effect on the properties, results of operations, financial condition or prospects of Sun International and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                      (c)  Each of the Issuers has, and each of the Guarantors will have prior to the Closing Date, all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Registration Rights Agreement and the
Indenture.

                      (d)  The capitalization of Sun International is or will be as set forth in the Offering Memorandum under the caption "Capitalization" in the column "Actual."  All of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Guarantors are duly authorized and validly issued and fully paid and nonassessable, and owned by Sun International, free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a
"Lien") and of any restrictions on transfer, voting trusts or other defects of title whatsoever except for the pledges of the shares of Sun International's subsidiaries under the Fourth Amended and Restated Revolving Credit Facility dated as of November 9, 2001, as amended, among Sun International Bahamas Limited, Sun International, SINA, certain of Sun
International's subsidiaries, certain financial institutions and Canadian Imperial Bank of
Commerce, as administrative agent (the "Existing Credit Agreement").  There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, Sun
International or any Guarantor, except as are or may be disclosed in the Offering
Memorandum.  All of the subsidiaries of the Issuers are listed in Schedule 2(c) attached hereto.

                      (e)  The Offered Securities, the Guarantees, the Indenture and the
Registration Rights Agreement conform or will conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                      (f)  All the outstanding shares of capital stock of Sun International have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; the relinquishment agreement between Trading
Cove Associates ("TCA") and the Mohegan Tribe conform or will conform in all material respects to the description thereof contained in the Offering Memorandum; each of the agreements described in the Offering Memorandum to which Sun International, any of its subsidiaries, Sun International Management Limited ("SIML"), or TCA is a party conforms or will conform in all material respects to the description thereof contained in the Offering
Memorandum, and Sun International believes that each such agreement is effective and enforceable against the other party, except as is or may be disclosed in the Offering
Memorandum.

                      (g)  Neither Sun International nor any of its subsidiaries is (i) in violation of its respective charter or by-laws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (iii) in default in the performance of any obligation, bond, agreement, debenture, note, or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which Sun
International or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property of Sun International or any of its subsidiaries is subject except, in the case of clauses (ii) and (iii), for such defaults that could not reasonably be expected to have a Material Adverse Effect.

                      (h)  Each Issuer and Guarantor has all the requisite corporate power to execute, deliver and perform its obligations under this Agreement and to authorize, issue and sell the Offered Securities and Guarantees being sold by it.  The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Second
Supplemental Indenture, the issuance and sale of the Offered Securities, compliance by each
Issuer and each Guarantor with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except those already received and such as may be required under state securities laws or Blue Sky laws and with respect to the Registration Rights Agreement, the
Act and the regulations of the National Association of Securities Dealers, Inc. (the
"NASD")) and will not conflict with or constitute a breach or violation of (i) any of the charters or by-laws of Sun International or any of its subsidiaries, (ii) any of the terms or provisions of, or constitute a default under or cause an acceleration of, any obligation, bond, agreement or condition contained in any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument (other than the consent previously obtained under the Existing Credit Agreement)
to which Sun International or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property of Sun International or any of its subsidiaries is subject or (iii) any laws, administrative regulations or rulings or orders of any court or governmental agency, body or official having jurisdiction over Sun
International, any of its subsidiaries or their respective properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches or violations that could not reasonably be expected to have a Material Adverse Effect.

                      (i)  No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental body, agency or official which prevents the issuance of the Offered Securities, prevents or suspends the use of the
Offering Memorandum or suspends the sale of the Offered Securities in any jurisdiction referred to in Section 3(b) hereof; no injunction, restraining order or order of any nature by any foreign, federal or state court of competent jurisdiction has been issued with respect to Sun International or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Offering Memorandum in any jurisdiction referred to in Section 3(b) hereof; and no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official, domestic or foreign, is pending against or, to the best knowledge of Sun International, threatened against, Sun
International or any of its subsidiaries which, if adversely determined, could interfere with or adversely affect the issuance of the Offered Securities or in any manner draw into question the validity of this Agreement, the Offered Securities, the Indenture or the
Registration Rights Agreement.

                      (j)  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or, to the knowledge of
Sun International, affecting Sun International or any of its subsidiaries or any of their respective assets or properties, which could have a Material Adverse Effect, or which could materially and adversely affect the performance by either Issuer or any Guarantor of its obligations pursuant to this Agreement or the transactions contemplated hereby and, to the best knowledge of Sun International, except as is or may be disclosed in the Offering
Memorandum, no such action, suit or proceeding is threatened or contemplated.

                      (k)  Except as is or may be disclosed in the Offering Memorandum, (i)
neither Sun International nor any of its subsidiaries is in violation of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (collectively, the "Environmental Laws"); and (ii) (A) neither Sun
International nor any of its subsidiaries has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past or present or that are reasonably foreseeable, that could reasonably be expected to lead to such violation in the future, (B)
there is no pending or, to the best of Sun International's knowledge, threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorneys' fees or penalties, relating to (x) the presence in or release into the environment of any emissions, discharges or releases of toxic or hazardous substances, materials or wastes or petroleum and petroleum products at any location owned, leased or operated by Sun International or any of its subsidiaries, now or in the past, or (y) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, "Environmental Claims") and (C) to the best knowledge of Sun International, there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any
Environmental Claim against Sun International or any of its subsidiaries, now or in the past, or against any person or entity whose liability for any Environmental Claim Sun
International or any of its subsidiaries has retained or assumed either contractually or by operation of law, in each of clauses (i) and (ii) that could reasonably be expected to have a Material Adverse Effect.

                      (l)  Except as is or may be disclosed in the Offering Memorandum, (i)
each of Sun International, its subsidiaries, Solomon Kerzner, Howard B. Kerzner, Charles D.
Adamo and John R. Allison (collectively, the "Executive Officers"), TCA and SIML has all
certificates, consents, exemptions, orders, permits, licenses, authorizations or other approvals or rights of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, including, without limitation, all such authorizations with respect to engaging in gaming, hotel and resort operations, as applicable, in The Bahamas, Connecticut, New Jersey, Mauritius and the Maldives required to own, lease, license and use its properties and assets and to conduct its current business in the manner described or to be described in the Offering Memorandum (each, an
"Authorization"), except to the extent that the failure to possess such Authorizations could not reasonably be expected to have a Material Adverse Effect; (ii) all such Authorizations are valid and in full force and effect, except as could not reasonably be expected to have a
Material Adverse Effect; (iii) each of Sun International, its subsidiaries, each of the
Executive Officers, TCA and SIML is in compliance in all respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except as could not reasonably be expected to have a Material Adverse Effect, and (iv) none of Sun
International, its subsidiaries, the Executive Officers, SIML nor TCA has received any notice of proceedings relating to the revocation or modification of any such Authorization and no such Authorization contains any restrictions except as could not reasonably be expected to have a Material Adverse Effect.  Except as is or may be disclosed in the
Offering Memorandum, none of Sun International, any of its subsidiaries, any of the
Executive Officers, SIML nor TCA has any reason to believe that (i) any Regulatory Authority
(as defined below) is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such Authorizations of Sun International, any of its subsidiaries, any of the Executive Officers, SIML or TCA or (ii) that the National Indian Gaming Commission, the
Bureau of Indian Affairs, or regulatory authorities in The Bahamas, Connecticut, New Jersey,
Mauritius or the Maldives (collectively the "Regulatory Authorities"), or any other governmental agencies are investigating Sun International, any of its subsidiaries, SIML or
TCA or related parties (other than normal overseeing reviews of the Regulatory Authorities incident to the gaming, hotel or casino activities of Sun International, its subsidiaries, any of the Executive Officers, SIML and TCA), which investigation could reasonably be expected to have a Material Adverse Effect.

                      (m)  Except as is or may be disclosed in the Offering Memorandum or as could not reasonably be expected to have a Material Adverse Effect, Sun International and each of its subsidiaries has good and valid title, free and clear of all Liens except Liens for taxes not yet due and payable and except for the pledges under the Existing Credit
Agreement, to all property and assets described in the Offering Memorandum as being owned by it and such properties and assets are in the condition and suitable for use as so described or to be described therein.  All leases to which Sun International or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which could reasonably be expected to have a Material Adverse Effect.

                      (n)  Sun International, SINA and each Guarantor maintain insurance at least in such amounts and covering at least such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

                      (o)  The accountants, Arthur Andersen LLP, that have certified the applicable financial statements of Sun International and SINA, filed with the Commission, are independent public accountants with respect to such corporations as applicable, as required by the Act.

                      (p)  The financial statements, together with the related schedules and notes, included in the Form 6-Ks filed by Sun International on May 7, 2001 (the "Form 6-Ks")
and such other financial statements, together with the related schedules and notes, that are or may be included or incorporated by reference in the Offering Memorandum, comply as to form in all material respects with the requirements of the Act and present fairly the consolidated financial position, results of operations and changes in financial position of
Sun International, SINA and their subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States of
America ("GAAP") consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the
Offering Memorandum are accurately presented and prepared on a basis consistent with such financial statements and the books and records of Sun International and SINA, as applicable.  The pro forma financial information included in the Offering Memorandum presents or will present fairly in all material respects the information shown therein, has been or will have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, has been or will have been properly compiled on the pro forma bases described therein, and, in the opinion of Sun International, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                      (q)  Except as is or may be described in the Offering Memorandum, subsequent to the respective dates as of which information is or will be given in the
Offering Memorandum and up to the Closing Date (i) neither Sun International nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to Sun International and its subsidiaries, singly or in the aggregate, nor entered into any material transaction not in the ordinary course of business, (ii) there has been no decision or judgment in the nature of litigation, administrative or regulatory proceedings or arbitration that could reasonably be expected to have a Material Adverse Effect and (iii)
there has not been any material adverse change or any development which could involve, singly or in the aggregate, a material adverse change, in the properties, results of operations, financial condition or prospects of Sun International and its subsidiaries, taken as a whole (any of the items set forth in clauses (i), (ii), or (iii) of this paragraph (q), a "Material Adverse Change").

                      (r)  Neither Sun International nor any of its subsidiaries is (i) an
"investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act") or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                      (s)  No authorization, approval, consent or order of, or filing with, any court or governmental body, agency or official, including the Regulatory Authorities, is necessary in connection with the transactions contemplated by this Agreement except such as may be required by the state securities or Blue Sky laws or regulations and, with respect to the Registration Rights Agreement, the Act and the regulations of the NASD; neither Sun
International nor any of its affiliates is presently doing business with the government of
Cuba or with any person or affiliate located in Cuba; each of this Agreement, the Offering
Memorandum, the Second Supplemental Indenture and the Registration Rights Agreement has been or will be presented to the Regulatory Authorities to the extent required by law, and such documents and the transactions contemplated hereby or thereby have been or will be prior to the Closing Date approved by or on behalf of the Regulatory Authorities to the extent required by law, and such approvals have not been revoked, modified or rescinded.

                      (t)  Sun International and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i)
transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii)
access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (u)  All material Tax (as defined below) returns required to be filed by Sun International and each of its subsidiaries in any jurisdiction have been filed and all such returns are true, complete and correct in all material respects.  All material
Taxes that are due or claimed to be due from Sun International and its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by adequate proceedings and, in either case, for which adequate reserves have been established on the books and records of Sun International and its consolidated subsidiaries in accordance with GAAP.  Sun International and its subsidiaries are not parties to any material pending action, proceeding, inquiry or investigation by any governmental authority for the assessment or collection of Taxes, nor does Sun International have any knowledge of any such proposed or threatened action, proceeding, inquiry, or investigation.  For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additional to tax, or penalties applicable thereto.

                      (v)  None of the Issuers nor any agent acting on their behalf has taken or will take any action that is reasonably likely to cause the issuance or sale of the
Offered Securities to violate Regulation T, U or X of the Board of Governors of the Federal
Reserve System, in each case as in effect on the Closing Date.

                      (w)  All of Sun International's subsidiaries that are not Guarantors when considered together as if one subsidiary would not constitute a "significant subsidiary" as such term is defined in or by Regulation S-X under the Act.

                      (x)  The Offered Securities and the Guarantees to be issued and sold hereunder have been or prior to the Closing Date will have been duly and validly authorized by the Issuers and the Guarantors, respectively, and the Offered Securities and the
Guarantees, when they are authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture against payment therefor as provided by this Agreement, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Issuers and the
Guarantors, respectively, enforceable against the Issuers and the Guarantors, respectively, in accordance with their terms and entitled to the benefits provided by the Indenture, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

                      (y)  The Original Indenture has been duly and validly authorized, executed and delivered by the Issuers, the Original Guarantors and the Trustee, and
constitutes a valid and binding obligation of the Issuers and the Original Guarantors, enforceable against each of them in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
(B) general principles of equity.

                      (z)  The First Supplemental Indenture has been duly and validly authorized, executed and delivered by the Issuers, the Additional Guarantors and the
Trustee, and constitutes a valid and binding obligation of the Issuers and the Additional
Guarantors, enforceable against each of them in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

                      (aa)  The Second Supplemental Indenture has been duly and validly authorized by the Issuers and the Guarantors and, when executed and delivered by the
Issuers, the Guarantors and the Trustee, will constitute a valid and binding obligation of the Issuers and the Guarantors, enforceable against each of them in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

                      (bb)  This Agreement has been duly and validly authorized, executed and delivered by the Issuers and will be duly and validly authorized, executed and delivered or acceded to by the Guarantors on or prior to the Closing Date.  This Agreement constitutes a valid and binding agreement of the Issuers and, upon authorization, execution and delivery thereof by the Guarantors will constitute a valid and binding obligation of the Guarantors, enforceable against each of them in accordance with its terms, except (i) to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
(B) general principles of equity and (ii) as rights to indemnity and contribution hereunder may be limited by applicable law.

                      (cc)  The Registration Rights Agreement has been duly and validly authorized by the Issuers and, on or prior to the Closing Date, will have been duly and validly authorized by the Guarantors.  On the Closing Date, the Registration Rights
Agreement will have been duly and validly executed and delivered by the Issuers and the
Guarantors and will constitute a valid and binding agreement of the Issuers and the
Guarantors, enforceable against each of them in accordance with its terms, except (i) to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and (ii) as rights to indemnity and contribution hereunder may be limited by applicable law.

                      (dd)  When the Offered Securities are issued and delivered pursuant to this Agreement, such Offered Securities will not be of the same class (within the meaning of
Rule 144A) as securities of Sun International or any of its subsidiaries which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a
U.S. automated inter-dealer quotation system.

                      (ee)  None of Sun International, SINA, the Guarantors or any of their subsidiaries or any affiliate of any of them (as defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Offered Securities in a manner that would require the registration of the Offered Securities under the Act; provided, however, that the Issuers
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and Guarantors make no representations or warranties as to the activities of the Initial
Purchasers.

                      (ff)  None of Sun International, SINA, the Guarantors or any of their subsidiaries or any person acting on their behalf has (i) engaged, in connection with the offering of the Offered Securities, in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D under the Act) or
(ii) solicited offers for, or offered or sold, such Offered Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section
4(2) of the Act; provided, however, that the Issuers and Guarantors make no representations
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or warranties as to the activities of the Initial Purchasers.

                      (gg)  Each certificate signed by any officer of Sun International or any of its subsidiaries and delivered to the Initial Purchasers or counsel for the Initial
Purchasers in connection herewith shall be deemed to be a representation and warranty by Sun
International or such subsidiary to each Initial Purchaser as to the matters covered thereby.

               2.  Purchase, Sale and Delivery of the Securities.  On the basis of the
                   ---------------------------------------------
representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Issuers hereby agree to issue and sell the
Offered Securities to the several Initial Purchasers, and (ii) each Initial Purchaser hereby agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 103%
of the principal amount thereof, minus a gross spread of 1.75% of the principal amount thereof (the "Purchase Price"), the respective principal amount of Offered Securities set forth in Schedule I hereto opposite the name of such Initial Purchaser, plus accrued interest, if any, from February 15, 2002 to the Closing Date.

               Delivery of and payment of the Purchase Price for the Securities shall be made in your offices at 383 Madison Avenue, New York, New York 10179, or at such other location as may be mutually acceptable.  Such delivery and payment shall be made at 10:00 a.m., New
York time, on May 20, 2002, or at such other time as shall be agreed upon by you and the
Issuers.  The time and date of such delivery and payment are herein called the "Closing
Date."  Delivery of the Offered Securities shall be made to you for your account against payment of the purchase price for the Offered Securities by wire transfer of immediately available funds to an account or accounts to be designated by the Issuers at least one business day prior to the Closing Date.

               The Offered Securities shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date.  The Issuers will permit you to examine and package such Offered
Securities for delivery at least one full business day prior to the Closing Date.

               The Initial Purchasers have advised the Issuers that the Initial Purchasers propose to offer the Offered Securities for resale upon the terms and conditions set forth in this Agreement and as may be set forth in the Offering Memorandum.  Each of the Initial
Purchasers hereby, severally, and not jointly, represents and warrants to, and agrees with, the Issuers that it (i) has not and will not solicit offers for, or offer or sell, such
Offered Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and has not engaged and will not engage in any directed selling efforts in connection with the Offered Securities and has complied and will comply with the offering restrictions requirement of Regulation S, (ii)
will solicit offers for such Offered Securities pursuant to Rule 144A, Regulation S or resales not involving a public offering, as applicable, only from, and will offer, sell or deliver such Offered Securities, as part of its distribution thereof, only to, respectively,
(A) in the case of offers inside the United States, persons in the United States whom it reasonably believes to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under
Rule 144A and (B) in the case of offers outside the United States, to persons other than
U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause
                                         --------  -------
(B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained or to be contained in the
Offering Memorandum.

               Each Initial Purchaser severally agrees that, at or promptly after confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may
               not to be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with
               Regulation S (or Rule 144A if available) under the Securities
               Act.  Terms used above have the meanings given to them by
               Regulation S."

               3.  Covenants of the Issuers.  Each Issuer and Guarantor covenants and agrees
                   ------------------------
with you as follows:

                      (a)  As promptly as practicable after the date hereof, the Issuers agree to prepare the Offering Memorandum.  The Issuers shall use their commercially reasonable best efforts to deliver such Offering Memorandum to the Initial Purchasers by
9:00 a.m., New York City time, on May 14, 2002, and in no event shall such Offering
Memorandum be delivered later than three business days prior to the Closing Date (such date of delivery being herein referred to as the "Delivery Date").

                      (b)  Each Issuer and Guarantor will cooperate with the Initial
Purchasers in endeavoring to qualify the Offered Securities for sale under the securities laws of such jurisdictions as the Initial Purchasers may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided, that no Issuer or Guarantor shall
                                                --------
be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Issuers and Guarantors will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Initial Purchasers may reasonably request for distribution of the Offered Securities.

                      (c)  At any time prior to the completion of the distribution of the
Offered Securities by the Initial Purchasers to purchasers who are not affiliates thereof, the Issuers will give the Initial Purchasers notice of their intention to prepare any supplement or amendment to the Offering Memorandum, will furnish the Initial Purchasers with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed filing or use, and will not use any such amendment or supplement to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object within five days of being furnished a copy thereof.

                      (d)  The Issuers will furnish to the Initial Purchasers such number of copies of the Offering Memorandum (as amended or supplemented) as the Initial Purchasers may reasonably request.

                      (e)  At any time prior to the completion of the distribution of the
Offered Securities by the Initial Purchasers to purchasers who are not affiliates thereof, the Issuers will advise you promptly and, if requested by you, confirm such advice in writing, of the happening of any event that makes any statement of a material fact made in the Offering Memorandum (as amended or supplemented from time to time) untrue or which requires the making of any addition to or change in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If, during the period specified in the first sentence of this paragraph, any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order to make the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the
Issuers will forthwith amend or supplement the Offering Memorandum (in form and substance reasonably satisfactory to counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the purchaser, not misleading, and the Issuers will furnish to the Initial Purchasers a reasonable number of copies of such amendment or supplement.

                      (f)  At any time prior to completion of the distribution of the Offered
Securities by the Initial Purchasers to purchasers who are not affiliates thereof, Sun
International and each of its subsidiaries will, as required, file promptly all documents required to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the
Exchange Act.

                      (g)  None of Sun International, SINA, the Guarantors or their subsidiaries will solicit any offer to buy or offer or sell the Offered Securities by means of any form of general solicitation or general advertising.

                      (h)  None of Sun International, SINA, the Guarantors or their subsidiaries or any affiliate of any of them (as defined in Rule 501(b) of the Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which will be integrated with the sale of the Offered Securities in a manner that would require the registration of the Offered Securities under the Act.

                      (i)  During the period from the Closing Date to two years after the
Closing Date, none of Sun International, SINA, the Guarantors or their subsidiaries will, or will permit any "affiliate" (as defined in Rule 144 under the Act) of any of them to, resell any of the Offered Securities that have been reacquired by them, except for Offered
Securities purchased by Sun International or its subsidiaries or any of their affiliates and resold in a transaction registered under the Act.

                      (j)  Sun International and SINA will, so long as the Offered Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, either (i) file reports and other information with the Commission under Section 13 or 15(d) of the Exchange Act, or (ii) in the event it is not subject to Section 13 or 15(d)
of the Exchange Act, make available to holders of the Offered Securities and prospective purchasers of the Offered Securities designated by such holders, upon request of such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4)
under the Act to permit compliance with Rule 144A in connection with resales of the Offered
Securities.

                      (k)  The Issuers will, if requested by the Initial Purchasers, use their best efforts in cooperation with the Initial Purchasers to permit the Offered
Securities to be eligible for clearance and settlement through The Depository Trust Company.

                      (l)  Each of the Offered Securities will bear the legend contained or to be contained in "Notice to Investors" in the Offering Memorandum and upon the other terms stated therein, except after such Securities are resold or exchanged pursuant to a registration statement effective under the Act.

                      (m)  Sun International will, for the shorter of the period the Offered
Securities remain outstanding and five years from the Closing Date, deliver to the Initial
Purchasers copies of annual reports and copies of all other documents, reports and information furnished by Sun International or any of its subsidiaries to their securityholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

                      (n)  The Issuers shall apply the net proceeds of their sale of the
Offered Securities to the purchase of the Issuers' 9% Senior Subordinated Notes due 2007
(the "9% Notes") tendered in the tender offer commenced by the Issuers for all of the outstanding 9% Notes on May 8, 2002 (the "Tender Offer") and will redeem any such notes not tendered upon completion of the Tender Offer in accordance with the terms of the Indenture relating to the 9% Notes, as amended and supplemented.

                      (o)  The Issuers shall not invest or otherwise use the proceeds received by the Issuers from their sale of the Offered Securities in such a manner as would require Sun International or any of its subsidiaries to register as an investment company under the 1940 Act or the rules and regulations thereunder.

                      (p)  For a period of 30 days after the date of this Agreement, except as described in or contemplated by the Offering Memorandum, the Issuers will not, without your prior written consent (which consent will not be unreasonably or untimely withheld), issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any debt securities of the Issuers or their subsidiaries (other than the Offered Securities or the Exchange Securities) (it being understood that debt incurred under the Existing Credit
Agreement, as amended, or any replacement thereof, is not a debt security).

                      (q)  The Issuers and the Guarantors will not claim the benefit of any usury laws against any holders of Offered Securities or Guarantees, respectively.

                      (r)  Each Issuer will use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by such
Issuer prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

                      (s)  The Issuers will use their commercially reasonable best efforts to cause Arthur Andersen LLP to deliver to the Initial Purchasers not later than the Delivery
Date the letter described in Section 5(j) addressed to the Initial Purchasers and to deliver to Sun International not later than the Delivery Date the letter described in Section 5(k).

                      (t)  On or prior to the Closing Date, Sun International will cause each
Guarantor to execute an amendment to this Agreement in the form of Exhibit 1 hereto, whereby such Guarantor will accede to the terms of this Agreement as a guarantor, and undertake to perform, on a joint and several basis, the obligations of the Issuers and each of the other
Guarantors set forth in this Agreement as though such Guarantor had entered into this
Agreement on the date hereof.

               4.  Payment of Expenses.  The Issuers agree with you, jointly and severally,
                   ------------------
that, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, they will pay and be responsible for all costs, charges, liabilities, expenses, fees and taxes incurred in connection with or incident to (i) the preparation, printing (including word processing), distribution and delivery of the Offering Memorandum
(including financial statements and exhibits) and all amendments and supplements thereto,
(ii) the preparation, printing (including word processing), execution, distribution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the
certificates representing the Offered Securities, the preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Offered Securities
(excluding in each case any fees and disbursements of counsel for the Initial Purchasers, other than such fees and disbursements relating to the printing and delivery of the preliminary and final Blue Sky Memoranda specified in clause (iii) below), (iii) the qualification of the Offered Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph 3(b) (including in each case the reasonable fees and disbursements of counsel for the Initial Purchasers relating to such qualification and any memoranda relating thereto and any filing fees in connection therewith), (iv) furnishing such copies of the Offering Memorandum and all amendments and supplements thereto as may be reasonably requested for use in connection with the offering or sale of the Offered Securities by the Initial Purchasers or by dealers to whom Offered
Securities may be sold, (v) the rating of the Offered Securities by one or more rating agencies, (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the
Offered Securities, (vii) all expenses and listing fees incurred in connection with the application for quotation of the Offered Securities on the PORTAL Market, and (viii) the performance by the Issuers of their other obligations under this Agreement, including
(without limitation) all expenses and taxes incident to the sale and delivery of the Offered
Securities to you.  The Issuers hereby agree and acknowledge that the Initial Purchasers shall not be responsible for any fees or expenses of the Issuers in connection with the performance by either of them of their obligations under this Agreement.

               5.  Conditions of Initial Purchasers' Obligations.  The several obligations of
                   ---------------------------------------------
the Initial Purchasers to purchase the Offered Securities under this Agreement are subject to the satisfaction of each of the following conditions:

                      (a)  All the representations and warranties of the Issuers and the
Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.  Each Issuer and
Guarantor shall have performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it prior to the Closing Date.

                      (b)  (i) Since the date of the latest balance sheet of Sun
International included in the Form 6-Ks, there shall not have been any Material Adverse
Change, or any development involving a prospective Material Adverse Change, (ii) since the date of the latest balance sheet of Sun International included in the Form 6-Ks, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or debt of Sun International or its subsidiaries, (iii) Sun International and its subsidiaries shall have no liability or obligation (other than the Offered Securities), direct or contingent, which is material to
Sun International and its subsidiaries, taken as a whole, other than those as may be reflected in the Offering Memorandum, and (iv) on the Closing Date you shall have received a certificate of Sun International and the Guarantors, dated the Closing Date, signed by each of the Chief Financial Officer and Executive Vice President-Corporate Development of Sun
International, in their capacities as officers of Sun International and the Guarantors, confirming the matters set forth in paragraphs (a) and (b) of this Section 5.

                      (c)  You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of
Charles D. Adamo, Esq., General Counsel of Sun International, to the effect that:

                              (i)(A) all Authorizations of Sun International and its
          subsidiaries are valid and in full force and effect; and (B) to the best of such counsel's knowledge, each of Sun International, its subsidiaries and TCA is in compliance in all material respects with the terms and conditions of all such
          Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure to have such Authorizations or to be in compliance could not reasonably be expected to have a Material Adverse Effect;

                              (ii) the descriptions in the Offering Memorandum of contracts to which any of Sun International, any of its subsidiaries, SIML or TCA is a party have been reviewed by such counsel and are accurate summaries thereof in all material respects (except for financial data included therein or omitted therefrom, as to which counsel need express no opinion);

                              (iii) Sun International and each of its subsidiaries is
          duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

                              (iv) neither (i) Sun International nor any of the Guarantors is in violation of its respective charter or by-laws and (ii) Sun International nor any of its subsidiaries is in default in the performance of any obligation, bond, agreement or condition contained in any bond, note, debenture, indenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which Sun International or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except, in each case, for defaults which could not reasonably be expected to have a Material Adverse Effect;

                              (v) there are no legal or governmental proceedings pending or, except as may be disclosed in the Offering Memorandum, to such counsel's knowledge, threatened to which Sun International, SINA or any Guarantor is a party or to which any of their respective property is subject which, if determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the performance by either Issuer or any Guarantor of its obligations pursuant to this Agreement; and

                              (vi) the execution, delivery and performance of this
          Agreement, the Registration Rights Agreement and the Second Supplemental Indenture
          by the Issuers, the issuance and sale of the Offered Securities and the Guarantees, compliance by the Issuers with all the provisions of this Agreement, the
          Registration Rights Agreement, the Original Indenture, the First Supplemental
          Indenture, the Second Supplemental Indenture and the Offered Securities and the
          consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of (A) any of the charters or by-laws of
          Sun International or any of its subsidiaries, (B) any of the terms or provisions of, or constitute a default under, or cause an acceleration of, any obligation, bond, agreement, or condition contained in any bond, note, debenture, or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which Sun International or any of its subsidiaries is a party or by which Sun International or any of its subsidiaries or their respective properties are subject or (C) to such counsel's knowledge, any laws, administrative regulations or rulings or orders of any court or governmental agency, body or official having jurisdiction over Sun International, any of its subsidiaries or their respective properties except in the case of clauses (B) and
          (C) for such conflicts, breaches or violations that could not reasonably be expected to have a Material Adverse Effect.

               In addition, such counsel shall state that no facts have come to such counsel's attention that caused such counsel to believe that the Offering Memorandum, as amended or supplemented, as of its date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Without limiting the foregoing, such counsel may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, accounting and statistical data included in the Offering Memorandum.

                      (d)  You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of
Cravath, Swaine & Moore, United States counsel for Sun International, to the effect that:

                             (i)  based solely on certificates from the Secretary of
        State of Delaware, each of SINA, Sun Cove California, Inc. and Sun Cove New
        York, Inc. (collectively, the "Delaware Obligors") has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the
        Offering Memorandum;

                             (ii)  based solely on certificates from the Secretary of
        State of New York, Sun International New York, Inc. (the "New York Obligor")
        has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum;

                             (iii)  to our knowledge, no authorization, approval or
        other action by, and no notice to, consent of, order of, or filing with, any
        United States federal or New York governmental or regulatory body is required for the consummation of the transactions contemplated by the Purchase
        Agreement or the Registration Rights Agreement, except such as may be required under the blue sky laws of any jurisdiction or, with respect to the
        Registration Rights Agreement, the Act, the Trust Indenture Act and the
        regulations of the NASD;

                             (iv)  the Offered Securities (including the Guarantees)
        and Indenture conform in all material respects as to legal matters to the descriptions thereof contained in the Offering Memorandum;

                             (v)  the Original Indenture has been duly authorized,
        executed and delivered by SINA, the First Supplemental Indenture has been duly authorized, executed and delivered by the Delaware Obligors that are
        Additional Guarantors and the New York Obligor, and the Second Supplemental
        Indenture has been duly authorized, executed and delivered by the Delaware
        Obligors and the New York Obligor; and the Original Indenture, as modified and amended by the First Supplemental Indenture and the Second Supplemental
        Indenture, constitutes a valid and legally binding obligation of each Issuer and each Guarantor, enforceable against each Issuer and each Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

                             (vi)  the Offered Securities (including the Guarantees)
        have been duly authorized by the Delaware Obligors and the New York Obligor and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase
        Agreement, will constitute legal, valid and binding obligations of each Issuer and Guarantor entitled to the benefits of the Indenture and enforceable against each Issuer and Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law);

                             (vii)  assuming (A) the accuracy of, and compliance
        with, the representations, warranties and covenants of the Issuers and the
        Guarantors in Section 1 and Section 3 of the Purchase Agreement, (B) the
        accuracy of, and compliance with, the representations, warranties and covenants of the Initial Purchasers in Section 2 of the Purchase Agreement,
        (C) the accuracy of the representations and warranties of each of the purchasers to whom the Initial Purchasers initially resell the Offered
        Securities as specified in Section 2 of the Purchase Agreement, (D) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum and (E) receipt by each of the purchasers to whom the Initial Purchasers initially resell the Offered
        Securities of a copy of the Offering Memorandum prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Offered
        Securities or in connection with the initial resale of such Offered Securities in the manner contemplated by the Purchase Agreement and the Offering
        Memorandum to register the Offered Securities under the Act, it being understood that no opinion is expressed as to any subsequent resale of any
        Offered Securities;

                             (viii)  each of the Purchase Agreement and the
        Registration Rights Agreement has been duly authorized, executed and delivered by the Delaware Obligors and the New York Obligor;

                             (ix)  the statements made in the Offering Memorandum
        under the heading "Tax Consequences - Certain United States Tax Consequences
        to Non-U.S. Holders" (or, if such heading is not used in the Offering
        Memorandum, any statements under a heading substantially similar thereto reasonably identified by counsel to the Initial Purchasers) as they purport to describe the material United States federal tax consequences of an investment in the Securities by a Non-U.S. Holder (as defined in the Offering
        Memorandum), fairly summarize the matters therein described; and

                             (x)  neither Sun International nor any of its
        subsidiaries is an "investment company" within the meaning of, or is registered or otherwise required to be registered under, the Investment
        Company Act of 1940, as amended.

               In addition, such counsel shall state that it has participated in conferences with certain officers of, and with the accountants for, Sun International concerning the preparation of the Offering Memorandum.  Such counsel shall also advise you that, although it has made certain inquiries and investigations in connection with the preparation of the
Offering Memorandum, the limitations inherent in the role of outside counsel are such that it cannot and does not assume responsibility for the accuracy or completeness of the statements made in the Offering Memorandum and that, subject to the foregoing, such counsel's work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Offering Memorandum as of its date and the Closing
Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               Without limiting the foregoing, such counsel may further state that it assumes no responsibility for, expresses no view as to, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, accounting and statistical data included in the Offering Memorandum.  Such counsel may also state that it has assumed in its examination of all relevant documents the genuineness of all signatures, has relied as to factual matters upon the statements of officers and other representatives of Sun International and as to matters relating to the laws of other jurisdictions, on the opinions of local counsel for Sun International in such jurisdictions, as to which laws such counsel need express no opinion.

                      (e)    You shall have received on the Closing Date an opinion
(reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing
Date, of Giselle Pyfrom, Associate General Counsel of Sun International, to the effect that:

                             (i)  Sun International and each of Sun International
        Bahamas Limited, Paradise Island Limited, Island Hotel Company Limited,
        Paradise Beach Inn Limited, Paradise Enterprises Limited, Paradise
        Acquisitions Limited, Sun International Timeshare Limited, Paradise Island
        Futures Limited, Sun International Development Limited, Paradise Security
        Services Limited, SunOnline Limited, Bahamas e-Trading Limited, Sun
        International Network Data Limited and Sun International Development
        (Timeshare) Limited (collectively, the "Bahamian Guarantors") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of The Bahamas and has the corporate power and authority required to carry on its business as it is currently being conducted or is proposed to be conducted (as discussed in the Offering Memorandum) and to own, lease and operate its properties;

                             (ii)  Sun International and the Bahamian Guarantors have
        all the requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement and to authorize, issue and sell the Offered
        Securities and Guarantees as contemplated by this Agreement;

                             (iii)  the Offered Securities have been duly and validly
        authorized, executed and delivered by Sun International and the Guarantees have been duly and validly authorized, executed and delivered by the Bahamian
        Guarantors;

                             (iv)  all of the outstanding shares of capital stock of,
        or other ownership interests in, each of Sun International's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (to the extent governed by Bahamas law), and are owned by Sun
        International, free and clear of any Lien except for the pledges by Sun
        International under the Existing Credit Agreement;

                             (v)  all the outstanding shares of capital stock of Sun
        International have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                             (vi)  each of this Agreement, the Original Indenture,
        the First Supplemental Indenture, the Second Supplemental Indenture and the
        Registration Rights Agreement has been duly and validly authorized, executed and delivered by Sun International and each of the Bahamian Guarantors that is a party thereto;

                             (vii)  the capitalization of Sun International is as set
        forth in the Offering Memorandum under the caption "Capitalization" in the column "Actual;" the statements in the Offering Memorandum under the captions
        "Risk Factors -- You may have difficulty enforcing judgments against us or our directors or management outside the United States," "Risk Factors -- We are subject to extensive governmental gaming regulation, which may harm our business," "Risk Factors -- Our gaming operations are subject to significant taxation and fees that increase our costs," "Business -- Certain Matters
        Affecting Our Bahamian Operations" and "Tax Consequences -- Certain Bahamian
        Tax Considerations," (or, if any such captions are not used in the Offering
        Memorandum, any statements under captions substantially similar thereto reasonably identified by counsel to the Initial Purchasers) insofar as such statements constitute summaries of Bahamian statutes, regulations, legal and governmental proceedings and contracts to which Sun International or any of its subsidiaries is a party, have been reviewed by such counsel and are accurate summaries thereof in all material respects;

                             (viii)  the execution, delivery and performance of this
        Agreement, the Original Indenture, the First Supplemental Indenture, the
        Second Supplemental Indenture and the Registration Rights Agreement by Sun
        International and each of the Bahamian Guarantors that is a party thereto, the issuance and sale of the Offered Securities and the Guarantees, compliance by
        Sun International and each of the Bahamian Guarantors, as applicable, with all the provisions of this Agreement, the Registration Rights Agreement, the
        Original Indenture, the First Supplemental Indenture and the Offered
        Securities and the consummation of the transactions contemplated hereby and thereby did not and will not conflict with or constitute a breach or violation of (i) any Bahamian laws or administrative regulations, (ii) rulings or orders of any Bahamian court or governmental agency, body or official having jurisdiction over Sun International, any of its Bahamian subsidiaries or their respective properties or (iii) the respective Memorandum or Articles of
        Association of Sun International or any of its Bahamian Subsidiaries;

                             (ix)  no authorization, approval, consent or order of
        any governmental or regulatory agency, body or official or any court of the
        Commonwealth of The Bahamas is required to be obtained in connection with the issuance and sale of the Offered Securities or the consummation of the transactions contemplated by this Agreement;

                             (x)  there is no requirement under any Bahamian statute,
        rule or regulation with respect to gaming which requires any holder of the
        Offered Securities, solely in its capacity as a holder of the Offered
        Securities, to apply for or receive any individual license, any individual certificate or any other authorization from any Bahamian authority to acquire or hold Offered Securities under the Indenture; and

                             (xi)  to the best of such counsel's knowledge, after due
        inquiry, neither Sun International nor any Bahamian Guarantor is in default or violation of any Bahamian laws, administrative regulations or order of any court or governmental agency, body, department, authority, board or official or other regulatory body.

                      (f)  You shall have received on the Closing Date an opinion
(satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of
Dorsey & Whitney and Rome McGuigan Sabanosh P.C., special counsel to the Issuers, to the effect that:

                             (i)  Sun Cove has been duly incorporated and is a
        corporation validly existing and in good standing under the laws of the State of Connecticut, with full corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Offering
        Memorandum;

                             (ii)  the Original Indenture, the First Supplemental
        Indenture, the Second Supplemental Indenture, the Purchase Agreement and the
        Registration Rights Agreement have been duly authorized and executed and delivered by Sun Cove;

                             (iii)  the Guarantee has been duly authorized, executed
        and delivered by Sun Cove;

                             (iv)  the execution, delivery and performance of this
        Agreement, the Registration Rights Agreement and the Second Supplemental
        Indenture by Sun Cove, the issuance and sale of the Guarantee, compliance by
        Sun Cove with all the provisions of this Agreement, the Registration Rights
        Agreement, the Original Indenture, the First Supplemental Indenture, the
        Second Supplemental Indenture and the Guarantee and the consummation of the transactions contemplated hereby and thereby did not and will not conflict with or constitute a breach or violation of (i) any Connecticut laws or administrative regulations applicable to Sun Cove, (ii) any rulings or orders of any Connecticut court or governmental agency, body or official having jurisdiction over Sun Cove or its properties or (iii) the charter and by-laws of Sun Cove;

                             (v)  none of the issuance and sale of the Offered
        Securities or the performance of the Issuers' obligations pursuant to this
        Agreement, the Registration Rights Agreement or the Indenture or the receipt of payments by TCA under the Mohegan Sun Casino relinquishment agreement will violate any federal, tribal or Connecticut statute, rule or regulation with respect to gaming to which any of the Issuers, their subsidiaries or TCA is subject or by which any of them is bound or to which any of their properties are subject;

                             (vi)  no authorization, approval, consent or order of
        any federal, tribal or Connecticut authority with jurisdiction over gaming is required to be obtained in connection with the issuance and sale of the
        Securities and the transactions contemplated by this Agreement and the
        Registration Rights Agreement;

                             (vii)  there is no requirement under any federal, tribal
        or Connecticut statute, rule or regulation with respect to gaming which requires any holder of the Offered Securities, solely in its capacity as a holder of the Offered Securities, to apply for or receive any individual license, any individual certificate or any other authorization from any federal, tribal or Connecticut authority to acquire or hold Offered Securities under the Indenture;

                             (viii)  each of the Issuers, their subsidiaries, TCA and
        their employees has such permits from all regulatory or governmental officials, bodies and tribunals, federal, tribal or Connecticut, with respect to gaming laws, as are necessary to conduct its business in the manner described in the Offering Memorandum; and

                             (ix)  the TCA partnership agreement is a valid and
        binding agreement of Sun Cove, enforceable against Sun Cove in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                      (g)  You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of
Conyers, Dill & Pearman, British Virgin Islands counsel to Sun International, to the effect that:

                             (i)  Sun International Management Limited ("SIML") is a
        corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands;

                             (ii)  the Original Indenture, the Second Supplemental
        Indenture, the Purchase Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by SIML;

                             (iii)  the Guarantee has been duly authorized, executed
        and delivered by SIML;

                             (iv)  the execution, delivery and performance of this
        Agreement, the Original Indenture, the Second Supplemental Indenture and the
        Registration Rights Agreement by SIML, the issuance and sale of the Guarantee, compliance by SIML with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby did not and will not conflict with or constitute a breach or violation of (i) any British
        Virgin Islands laws or administrative regulations, (ii) rulings or orders of any British Virgin Islands court or governmental agency, body or official having jurisdiction over SIML or its properties or (iii) the charter and by-laws of SIML; and

                             (v)  to the best knowledge of such counsel, after due
        inquiry, SIML is not in material default under, or in material violation of, any material laws or regulations or any order of any court or governmental agency, authority, department, board or other regulatory body.

               The opinions of Cravath, Swaine & Moore, Giselle Pyfrom, Dorsey & Whitney,
Rome McGuigan Sabanosh P.C. and Conyers, Dill & Pearman described in paragraphs (d), (e),
(f) and (g) above shall be rendered to you at the request of Sun International and shall so state therein.

                      (h)  You shall have received from Skadden, Arps, Slate, Meagher & Flom
LLP, counsel for the Initial Purchasers, an opinion dated the Closing Date as to such matters as the Initial Purchasers may reasonably require.

                      (i)  You shall have received at or prior to the Closing Date from
Skadden, Arps, Slate, Meagher & Flom LLP a memorandum or summary, in form and substance satisfactory to the Initial Purchasers, with respect to the qualification for offering and sale by the Initial Purchasers of the Offered Securities under the state securities or Blue
Sky laws of such jurisdictions as the Initial Purchasers may reasonably have designated to
Sun International.

                      (j)  You shall have received not later than the close of business, New
York City time, on the Delivery Date and the Closing Date, letters, dated as of the date of the Offering Memorandum and the Closing Date, respectively, in form and substance satisfactory to you, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations, and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to
Initial Purchasers with respect to the financial statements and certain financial and statistical information contained in the Offering Memorandum.

                      (k)  Sun International shall have received not later than the close of business, New York City time, on the Delivery Date and the Closing Date,  letters from
Arthur Andersen LLP to Sun International, dated as of the Delivery Date and the Closing
Date, respectively, confirming that the audit of the consolidated financial statements of
Sun International and its subsidiaries as of December 31, 2001 and for the year then ended was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of such audit and such representations are true and correct on the respective dates of such letters, and Sun International shall have delivered a copy of such letter to the Initial Purchasers on such date.

                      (l)  The Initial Purchasers shall have been notified by the Nasdaq
Stock Market, Inc. that it had designated the Securities as PORTAL eligible.

                      (m)  The Registration Rights Agreement shall have been executed and delivered by the Issuers and the Guarantors.

                      (n)  Prior to the Closing Date, Sun International and its subsidiaries party thereto shall have obtained the necessary consent, in writing, to the Existing Credit
Agreement permitting the issuance of the Offered Securities and the repurchase of the 9%
Notes.

                      (o)  In accordance with the terms of (i) the Indenture, (ii) the
Indenture dated as of December 10, 1997, among the Issuers, the guarantors named therein and
The Bank of New York, as trustee (the "8.625% Indenture"), and (iii) the Indenture, dated as of March 10, 1997, among the Issuers, the guarantors named therein and The Bank of New York, as trustee (together with the Indenture and the 8.625% Indenture, the "Applicable
Indentures"), each of the subsidiaries of the Issuers that are not Guarantors shall have been designated as "Unrestricted Subsidiaries" under each of the Applicable Indentures.

               The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Initial Purchasers and to Skadden, Arps, Slate, Meagher & Flom LLP,
counsel for the Initial Purchasers.

               If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to counsel for the Initial Purchasers pursuant to this Section 5 shall not be in all material respects reasonably satisfactory in form and substance to you and such counsel, all your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing Date.  Notice of such cancellation shall be given to Sun International in writing, or by telephone, telex or telegraph, confirmed in writing.

               6.  Indemnification.
                   ---------------

                      (a)  The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Initial Purchaser, (ii) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a)
of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser or any controlling person, against any and all losses, liabilities, claims, damages and out-of-pocket expenses whatsoever
(including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, investigation or proceeding, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or any such person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof)
arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the
                                                          --------  -------
Issuers and the Guarantors will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Initial Purchasers' Information, furnished in writing to the Issuers by such Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto); provided, further, that the Issuers and the Guarantors shall not be
                     --------  -------
liable to any Initial Purchaser with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary offering memorandum to the extent that any such liabilities of an Initial Purchaser result from the fact that such
Initial Purchaser sold Offered Securities to a person as to whom it shall be established by a court of competent jurisdiction in a final judgment not subject to appeal or review that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum or of the Offering Memorandum as then amended or supplemented if the
Issuers have previously furnished copies thereof to such Initial Purchaser and the liabilities of such Initial Purchaser result from an untrue statement or omission of a material fact contained in the preliminary offering memorandum which was corrected in the
Offering Memorandum or in the Offering Memorandum as then amended or supplemented.  This indemnity agreement will be in addition to any liability which the Issuers and the
Guarantors may otherwise have, including under this Agreement.

                      (b)  Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless (i) the Issuers and the Guarantors, (ii) each person, if any, who controls any Issuer or any Guarantor within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Issuers, the Guarantors and any controlling person, against any and all losses, liabilities, claims, damages and expenses whatsoever
(including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the
Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses
(or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the
Initial Purchasers' Information.  This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement.

                      (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent such indemnifying party has been materially prejudiced by such failure as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties, it being understood, however, that the indemnifying parties shall not, in connection with any one such action or separate but substantially similar related actions arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one separate firm of attorneys (in addition to any appropriate local counsel) at any time for the indemnified parties.  Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided,
                                                                            --------
however, that such consent was not unreasonably withheld.
-------

               7.  Contribution.  In order to provide for contribution in circumstances in
                   ------------
which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by any Issuer or Guarantor, any contribution received by any Issuer or
Guarantor from persons, other than you, who may also be liable for contribution, including persons who control any Issuer or Guarantor within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and directors of any Issuer or Guarantor) to which any indemnifying person may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand and the
Initial Purchasers, on the other hand, from the offering of the Offered Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the
Issuers and the Guarantors, on the one hand and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Issuers and the Guarantors, on the one hand and the
Initial Purchasers on the other hand shall be deemed to be in the same proportion as, in the case of the Issuers and the Guarantors, the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received by the Issuers and the Guarantors, and in the case of the Initial Purchasers, the initial purchaser shall bear to the total discounts and commissions received by the Initial Purchasers, respectively, pursuant to Section 2 of this Agreement.  The relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the
Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The
Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the initial purchaser discount applicable to the Offered Securities purchased by such Initial
Purchaser hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the
Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such
Initial Purchaser, and each person, if any, who controls any Issuer or Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director of any Issuer or Guarantor shall have the same rights to contribution as any Issuer or
Guarantor, subject in each case to clauses (i) and (ii) of this Section 7.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise except to the extent such party from whom contribution may be sought has been materially prejudiced by such failure as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review.  No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.
             --------  -------

               8.  Default by an Initial Purchaser.
                   -------------------------------

                      (a)  If any Initial Purchaser shall default in its obligation to purchase the Offered Securities hereunder, any other Initial Purchaser may in its discretion arrange for itself or for another party or parties to purchase such Offered Securities to which such default relates on the terms contained herein.  In the event that within five (5)
calendar days after such a default you do not arrange for the purchase of the Offered
Securities to which such default relates as provided in this Section 8, this Agreement shall thereupon terminate, without liability on the part of the Issuers with respect thereto
(except in each case as provided in Section 4, 6(a) and 7 hereof) or the non-defaulting
Initial Purchasers (except in each case as provided in Section 6(b) and 7 hereof), but nothing in this Agreement shall relieve a defaulting Initial Purchaser of its liability, if any, to the other Initial Purchasers and the Issuers for damages occasioned by its or their default hereunder.

                      (b)  In the event that the Offered Securities to which the default relates are to be purchased by any non-defaulting Initial Purchaser, or are to be purchased by another party or parties as aforesaid, you or the Issuers shall have the right to postpone the Closing Date for a period, not exceeding seven (7) business days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum or in any other documents and arrangements.  The term "Initial Purchaser" as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Offered Securities.

               9.  Survival of Representations and Agreements.  All representations and
                   ------------------------------------------
warranties, covenants and agreements of you and the Issuers contained in this Agreement, including the representations and agreements contained in the last paragraph of Section 2, the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person thereof or by or on behalf of the Issuers and Guarantors, any of their respective officers and directors or any controlling person thereof, and shall survive delivery of any payment for the Securities to and by you.  The representations contained in Section 1 and the agreements contained in Sections 4, 6, 7 and 10(c) hereof shall survive the termination of this Agreement including pursuant to Section 10 hereof.

               10.  Termination.
                    -----------

                      (a)  You shall have the right to terminate this Agreement at any time prior to the Closing Date if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for Sun International's securities or securities in general; or (B)
trading generally on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the
New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (C) a general banking moratorium has been declared by New
York State, federal or Bahamian authorities or if any new restriction materially adversely affecting the distribution of the Offered Securities shall have become effective; or (D)(i)
the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the
United States or (ii) there shall have been a change in political, financial or economic conditions if the effect of any such event in (i) or (ii) is such as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the
Offered Securities on the terms contemplated by the Offering Memorandum; or (E) there shall have been any material adverse change on the properties, results of operations, financial condition or prospects of Sun International and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

                      (b)  Any notice of termination pursuant to this Section 10 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                      (c)  If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section
10(a) hereof or (ii) Section 8(a) hereof), or if the sale of the Offered Securities provided for herein is not consummated because any condition to your obligations set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Issuers or
Guarantors to perform any agreement herein or comply with any provision hereof, the Issuers and Guarantors will, jointly and severally, subject to demand by you, reimburse you for all out-of-pocket expenses (including the fees and expenses of your counsel), incurred by you in connection herewith.

               11.  Notice.  All communications hereunder, except as may be otherwise
                    ------
specifically provided herein, shall be in writing and (a) if to any Issuer, to Charles D.
Adamo, Esq., Sun International Hotels Limited, Coral Towers, Paradise Island, The Bahamas,
with a copy to Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, 10019,
Attention:  D. Collier Kirkham, Esq. and (b) if to any Initial Purchaser, to Bear, Stearns &
Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention:  Corporate Finance
Department, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue,
Suite 3400, Los Angeles, California 90071, Attention:  Nicholas P. Saggese, Esq., or in any
case to such other address as the person to be notified may have requested in writing.

               12.  Parties.  This Agreement shall inure solely to the benefit of, and shall
                    -------
be binding upon you and the Issuers and Guarantors and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Offered Securities from you.

               13.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
                    -------------
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND
PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK
STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT
SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT TO ANY SUIT, ACTION
OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY ACCEPTS FOR
ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF
THE AFORESAID COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER
HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH
COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS
BEEN BROUGHT IN AN INCONVENIENT FORUM.

               This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               If the foregoing correctly sets forth the understanding between you and the
Issuers and Guarantors, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                    Very truly yours,

                                    SUN INTERNATIONAL HOTELS LIMITED

                                    By: _________________________________
                                        Name:
                                        Title:

                                    SUN INTERNATIONAL NORTH AMERICA, INC.

                                    By: _________________________________
                                        Name:
                                        Title:

Accepted, as of the date first above written.

BEAR, STEARNS & CO. INC.

By:     ______________________
        Name:
        Title:

DEUTSCHE BANK SECURITIES INC.

By:     ______________________
        Name:
        Title:

By:     ______________________
        Name:
        Title:

CIBC WORLD MARKETS CORP.

By:     ______________________
        Name:
        Title:

BANC OF AMERICA SECURITIES LLC

By:     ______________________
        Name:
        Title:

WELLS FARGO BROKERAGE SERVICES, LLC

By:     ______________________
        Name:
        Title:

J.P. MORGAN SECURITIES INC.

By:     ______________________
        Name:
        Title:

                                          SCHEDULE I
                                          ----------

                                                   Principal Amount of Securities
Initial Purchasers                                         to be Purchased
------------------                                 ----------------------------------

Bear, Stearns & Co. Inc.                                $
Deutsche Bank Securities Inc.                           $
CIBC World Markets Corp.                                $
Banc of America Securities LLC                          $
Wells Fargo Brokerage Services, LLC                     $
J.P. Morgan Securities Inc.                             $

                                                        -------------
       TOTAL                                            $ 200,000,000

                                                                                     Exhibit 1

                                           Form of
                                     Accession Agreement

       Pursuant to section 3(t) of the purchase agreement, dated May 9, 2002 (the "Purchase
Agreement"), among Sun International Hotels Limited ("Sun International"), Sun International
North America, Inc. ("SINA" and, collectively with Sun International, the "Issuers") and the initial purchasers listed on Schedule I thereto (the "Initial Purchasers"), such section being an inducement to the Initial Purchasers to execute said Purchase Agreement,
[GUARANTOR] hereby executes this amendment to the Purchase Agreement, whereby [GUARANTOR]
agrees, on a joint and several basis, to accede to the terms of the Purchase Agreement as a signatory and guarantor, and undertakes to perform, on a joint and several basis, any and all of the obligations of the Issuers and each of the other Guarantors set forth in the
Purchase Agreement for all purposes as though it had executed the Purchase Agreement on May
9, 2002.

                                            [GUARANTOR]

                                            By

                                               Name:
                                               Title:

                                        SCHEDULE 2(c)
                                        -------------

Sun International Management Ltd. (British Virgin Islands)
Birbo NV (Netherlands Antilles)
Sun Hotels International Management NV (Netherlands Antilles)
Purposeful BV (Netherlands)
Sun International Finance Ltd. (British Virgin Islands)
Sun International Marketing (UK) Ltd. (UK)
Sun International Timeshare Limited (Bahamas)
Sun International Bahamas Limited (Bahamas)
Island Hotel Company Limited (Bahamas)
Paradise Enterprises Limited (Bahamas)
Paradise Island Limited (Bahamas)
Paradise Beach Inn Limited (Bahamas)
Paradise Acquisitions Limited (Bahamas)
Paradise Island Futures Limited (Bahamas)
Sun International Development Limited (Bahamas)
Paradise Security Services Limited (Bahamas)
Sun Cove California, Inc. (DE)
Sun Cove, Ltd. (CT)
Sun International Nevada, Inc. (NV)
Sun International Resorts Inc. (FL)
PIV, Inc. (FL)
ISS, Inc. (FL)
Sun International Marketing, Inc. (FL)
Sun International New York, Inc. (NY)
Sun Cove New York, Inc. (DE)
Sun Hotels International (Bermuda), Limited (Bermuda)
Aberdeen Management Limited (Channel Island)
SunOnline Limited (Bahamas)
Bahamas e-Trading Limited (Bahamas)
Sun International Network Data Limited (Bahamas)
SunOnline (IOM) Limited (Isle of Man)
Sun International Network Services Limited (UK)
Sun International Development (Timeshare) Limited (Bahamas)
Sun International North America, Inc. (DE)
Sun Vacances SA (France)
Sun International Management (Macau) Holdings Limited (Bahamas)
Sun International Holdings (Macau) Limited (Bahamas)
Sun International Management (Macau) Limited (Bahamas)
Sun International Construction Management Limited (Bahamas)
Ocean Club Estates Community Association Limited (Bahamas)